AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT


May 15, 2002


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

Congress Financial Corporation ("Lender") and The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation ("Pep Boys"), The Pep Boys Manny, Moe & Jack of California, a California corporation ("PBY-California"), Pep Boys Manny Moe & Jack of Delaware, Inc., a Delaware corporation ("PBY-Delaware"), and
Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation ("PBY-Puerto Rico"; and together with Pep Boys, PBY-California and PBY-Delaware, each individually, a "Borrower" and collectively, "Borrowers" as hereinafter further defined), PBY Corporation, a Delaware corporation ("PBY") and Carrus Supply Corporation, a Delaware corporation ("Carrus" and, together with PBY, each individually, a "Guarantor" and collectively, "Guarantors" as hereinafter further defined) have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated September 22, 2000, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of June 29, 2001, and Amendment No. 2 to Loan and Security Agreement, dated December 13, 2001 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment, but excluding the Synthetic Lease Facility Agreements, (all of the foregoing together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

Borrowers and Guarantors have requested that Lender consent to Borrowers and Guarantors incurring certain additional indebtedness, consent to revising certain calculations of Excess Availability (as defined in the Loan Agreement) and enter into certain amendments to the Financing Agreements in connection therewith. Lender is willing to agree to the foregoing, subject to the terms and conditions contained herein.

In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Lender, each Borrower and each Guarantor agree as follows:



1.  Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

    (i) "2002 Senior Notes" shall mean the 4.25% Convertible Senior Notes due 2007 issued pursuant to the 2002 Senior Note Indenture.

    (ii) "2002 Senior Note Indenture" shall mean the Indenture, dated as of May 21, 2002, by and between Pep Boys, PBY-California, PBY-Delaware and PBY-Puerto Rico, and Wachovia National Bank, N.A. as Trustee, with respect to Pep Boys' 4.25% Convertible Senior Notes due 2007 in the aggregate principal amount of $150,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2.  Amendments to Loan Agreement.

(a) Excess Availability. Section 1.45 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"1.45 "Excess Availability" shall mean, as to Borrowers, the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of:
(i)the Borrowing Base and (ii) the Maximum Credit, minus (b) the sum of:
(i) the amount of all then outstanding and unpaid Obligations of Borrowers, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are more than forty-five (45) days past due as of such time (unless the trade payables or the obligation is being contested in good faith). For purposes of calculating Excess Availability in connection with Sections 1.5, 1.6, 1.10(a)(ii)(B), 1.35(c), 6.3(a)(i) and 6.3(a)(ii) hereof, the Borrowing Base shall not be reduced by the Special Reserve."

(b) Senior Indentures. Section 1.96 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:


"1.96 "Pep Boys Senior Indentures" shall mean, collectively, the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the 1991 Senior Note Indenture,(b) the 1995 Senior Note Indenture, (c) the 1997 Senior Note Indenture,(d) the 1998 Senior Note Indenture, (e) the 2002 Senior Note Indenture and (f) all agreements, documents and instruments executed and/or delivered in connection with any of the foregoing."

(c) Letter of Credit Accommodations. Section 2.2(e) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $50,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations."

(d) Grant of Security Interest. Section 5.1(c) of the Loan Agreement is hereby amended by adding the following to the end thereof:

"provided that, the proceeds from the offering and issuance of the 2002 Senior Notes, and any monies, securities and other investment property, credit balances, deposits, deposit accounts and other property purchased with such proceeds, other than types or items of property constituting Collateral, shall not constitute Collateral."

(e) Inventory Covenants. Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(d) upon Lender's request, Borrowers shall, at their expense, no more than three (3) times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Lender and by an appraiser reasonably acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely;".

(f) Senior Indebtedness. Section 9.9(h) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(h) Indebtedness of Borrowers evidenced by or arising under the Pep Boys Senior Indentures (as in effect on the date hereof, except with respect to the 2002 Senior Note Indenture, as in effect on May 21, 2002), provided, that:

(i) the aggregate principal amount of such Indebtedness shall not exceed $675,000,000 as of May 21, 2002, less the aggregate amount of all repayments, repurchases or redemptions thereof from and after such date, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Pep Boys Senior Indentures in effect on the date hereof, except in the case of the 2002 Senior Note Indenture which shall be as in effect on May 21, 2002;

(ii) as of May 15, 2002, the principal amount of such outstanding Indebtedness under the 1991 Senior Note Indenture is $75,000,000;

(iii) as of May 15, 2002, the principal amount of such outstanding Indebtedness under the 1995 Senior Note Indenture is $100,000,000;

(iv) as of May 15, 2002, the principal amount of such outstanding Indebtedness under the 1997 Senior Note Indenture is $144,005,000;

(v) as of May 15, 2002, the principal amount of such outstanding Indebtedness under the 1998 Senior Note Indenture is $200,000,000;

(vi) as of May 21, 2002, the principal amount of such outstanding indebtedness under the 2002 Senior Note Indenture is $150,000,000;

(vii) as of the date hereof, and after giving effect to the Synthetic Lease Facility Agreements, no default or event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default exists or has occurred and is continuing under any of the Pep Boys Senior Indentures;

(viii) such Indebtedness is and shall remain unsecured;

(ix) Borrowers shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, that, Borrowers may make regularly scheduled payments of principal, interest and fees, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the Pep Boys Senior Indentures as in effect on the date hereof, except in the case of the 2002 Senior Note Indenture which shall be as in effect on May 21, 2002, and payments as otherwise permitted pursuant to
Section 9.9(h)(x)(B);


(x) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or any of the Pep Boys Senior Indentures as in effect on the date hereof, except in the case of the 2002 Senior Note Indenture as in effect on May 21, 2002, except, that, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Pep Boys Senior Indentures as in effect on the date hereof, or (B) make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except that Borrowers may make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, provided, that, each of the following conditions is satisfied as determined by Lender: (1) as of the date of such payment and after giving effect thereto, Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, and as of the date of such payment and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and (2) as of the date of such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or be continuing, and, except that Pep Boys may redeem or retire such Indebtedness with proceeds of Refinancing Indebtedness with respect thereto as permitted in this Section 9.9(l) hereof, and

(xi) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be."

3. Use of Proceeds. Borrowers and Guarantors shall use the proceeds of all loans and other indebtedness pursuant to the 2002 Senior Note Indenture only for the purposes described in the final Offering Circular dated May 15, 2002 concerning the 2002 Senior Notes.

4. Reporting. Borrower and Guarantors shall deliver to Lender by not later than the tenth (10th) Business Day of each month, or more frequently as Lender may reasonably request, a written report in form and substance satisfactory to Lender describing the use during the immediately preceding month, or such other period as Lender may request, of all proceeds of the 2002 Senior Note Indenture and the 2002 Senior Notes.

5. Consent. Subject to the terms and conditions contained herein, Lender hereby consents to Borrowers and Guarantors entering into the 2002 Senior Note Indenture substantially in the form attached hereto as Exhibit A, and waives the Event of Default under Section 10.1(a)(iii) of the Loan Agreement which would arise from a violation of Section 9.9(h) of the Loan Agreement, but for the consent and amendments set forth herein (provided, that, the foregoing shall not be construed as a consent to or waiver of any other Event of Default).

6. Collateral. To secure payment and performance of all obligations, each Borrower and Guarantor hereby grants to Lender and hereby confirms, reaffirms and restates its prior grant to Lender under the Loan Agreement and the other Financing Agreements, a continuing security interest and lien upon, and a right of set-off against, and hereby assigns to Lender, as security, all of the Collateral.

7. Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by each Borrower and Guarantor to Lender pursuant to the other Financing Agreements, each Borrower and Guarantor hereby jointly and severally represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements:

(a) No Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments made and consents granted by Lender pursuant to this Amendment). As of the date of any Borrower or Guarantor entering into the 2002 Senior Note Indenture and after giving effect to such transaction, the aggregate amount of outstanding Exempted Debt represented by such transaction, when aggregated with all other outstanding Exempted Debt, shall not exceed the Exempted Debt Limit, and such transaction is and shall be in compliance with the terms and conditions set forth in the Pep Boys Indentures.

(b) This Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors hereunder has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each Borrower and Guarantor in accordance with their terms.

(c) Neither the execution and delivery of the 2002 Senior Note Indenture, nor the consummation of the transactions contemplated by the 2002 Senior Note Indenture, nor compliance with the provisions of the 2002 Senior Note Indenture or instruments thereunder shall result in (i) the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Lender or as expressly permitted by Section9.8 of the Loan Agreement (after giving effect to this Amendment) and by the other Financing Agreements or (ii) the incurrence, creation, assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 and 9.10 of the Loan Agreement (after giving effect to this Amendment) and by the other Financing Agreements.


(d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions contemplated in respect of the 2002 Senior Note Indenture, and no governmental or other action or proceeding has been threatened or commenced in the United States of America, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the 2002 Senior Note Indenture. Neither the execution and delivery of the 2002 Senior
Note Indenture, nor the consummation of the transactions contemplated by the 2002 Senior Note Indenture, nor compliance with the provisions thereof, shall violate any Federal or state securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in respect or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, or other material mortgage, agreement, instrument or undertaking to which any Borrower or Guarantor is a party or may be bound, or violate any provision of the organizational documents of any Borrower or Guarantor.

(e) Each Borrower and Guarantor shall take such steps and execute and deliver, and cause to be executed and delivered, to Lender, such additional UCC financing statements and termination statements, and other and further agreements, documents and instruments as Lender may require in order to more fully evidence, perfect and protect Lender's security interest in Collateral.

(f) The 2002 Senior Note Indenture have been duly authorized, executed and delivered by each Borrower and Guarantor and are in full force and effect as of the date hereof.

8. Conditions to Effectiveness of Consent and Amendment. The effectiveness of the amendments and consents pursuant to this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Lender shall have received an executed original or executed original counterparts of this Amendment (as the case may be), duly authorized, executed and delivered by the respective parties hereto;

(b) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments, releases, terminations and such other documents and agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral;

(c) Lender shall have received an opinion of counsel to the Borrowers and Guarantors, in form and substance satisfactory to Lender, stating, among other things and without limitation, that the execution and delivery of the 2002 Senior Note Indenture and the consummation of the transactions contemplated therein shall not violate any term or condition set forth in any of the Pep Boys Indentures;


(d) Lender shall have received, by not later than May 21, 2002, a true and complete copy of the 2002 Senior Note Indenture, substantially identical to the form of 2002 Senior Note Indenture attached hereto as Exhibit A, duly authorized, executed and delivered by and to the appropriate parties thereto and all notices, instruments, documents and agreements relating thereto, including all exhibits and schedules thereto, together with evidence that the transactions contemplated under the terms and conditions of the 2002 Senior
Note Indenture have been consummated prior to or contemporaneously with the execution of this Amendment; and

(e) Lender shall have received a correct and complete copy of the final Offering Circular, dated May 15, 2002, concerning the 2002 Senior Notes and all amendments thereto as filed with the Securities and Exchange Commission.

(f) no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which notice or passage of time or both would constitute an Event of Default (after giving effect to the amendments made and consents granted by Lender pursuant to this Amendment).

9. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Borrower or Guarantor to comply with the covenants and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

10. Amendment Fee. Borrowers shall jointly and severally pay to Lender an amendment fee in an amount equal to $200,000, which amount shall be payable simultaneously with the execution of this Amendment, and fully earned as of the date hereof. Such fee shall be in addition to all other amounts payable under the Financing Agreements, shall constitute part of the Obligations and may, at Lender=s option, be charged directly to any account of any Borrower maintained with Lender.

11. Effect of this Amendment. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

12. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

13. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of NewYork (without giving effect to principles of conflicts of laws).


14. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle any Borrower or Guarantor to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement.

15. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

Very truly yours,

/s/ THE PEP BOYS - MANNY, MOE & JACK


/s/ THE PEP  BOYS MANNY MOE &
  JACK OF CALIFORNIA

/s/ PEP BOYS - MANNY, MOE & JACK OF
 DELAWARE, INC.

/s/ PEP BOYS - MANNY, MOE & JACK OF
PUERTO RICO, INC.




[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PRIOR PAGE]


GUARANTORS

/s/ PBY CORPORATION

/s/ CARRUS SUPPLY CORPORATION



AGREED AND ACCEPTED:

/s/ CONGRESS FINANCIAL CORPORATION